Exhibit 10.35

Guaranty Agreement

This Guaranty Agreement is executed and delivered as of April 30, 2010, by Avionics Specialties, Inc., a Virginia corporation (“Avionics”), and OP Technologies, Inc., an Oregon corporation (“OP”) (hereinafter separately sometimes referred to as a “Guarantor” and collectively as the “Guarantors”), in favor of M&I Marshall & Ilsley Bank (the “Bank”).

Recitals

A. Each of the Guarantors is a wholly-owned subsidiary corporation of Aerosonic Corporation, a Delaware corporation (the “Borrower”); and

B. Borrower desires to obtain the Loan (as hereinafter defined) from Bank, the proceeds of which will be used by Borrower as specified in the Loan Agreement (as hereinafter defined); and

C. The Guarantors share a community of economic interest and derive substantial economic benefit from dealings with each other and with Borrower; and

D. The guaranty of each Guarantor, and the pledge of assets by the Guarantors, is a material inducement to Bank to enter into the Loan Agreement; and

E. Bank is willing to extend the Loan to Borrower to be used as specified in the Loan Agreement, subject to the requirement that the Guarantors, jointly and severally, guaranty the Loan and the obligations of Borrower to Bank under the Loan Documents (as hereinafter defined); and

F. This Agreement is executed and delivered by the Guarantors as a material inducement to Bank to enter into the Loan Agreement.

Now, Therefore, for and in consideration of the premises and to induce the Bank to enter into the Loan Agreement, and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to Borrower, Guarantors have executed and delivered this Agreement.

AGREEMENT

1.	DEFINITIONS

Unless the context otherwise requires, the capitalized and uncapitalized terms, as the case may be, defined in this section, have the meanings set forth in this section when used in this Agreement, and shall be equally applicable to both the singular and plural forms of the defined terms.

“Agreement” means this Guaranty Agreement.

“Attorneys’ Fees” means reasonable attorneys’ fees and related costs and expenses, including paralegal fees, incurred in all matters of collection, enforcement, construction and interpretation, whether incurred before, during or after the institution of any trial or other Proceeding.

“Collateral” means and refers, separately and together, to each item of Property in respect of which a Lien is created under the Security Agreement.

“Event of Default” has the meaning assigned to that term in the Loan Agreement.

“Guaranteed Obligations” means each of the following:

All debt, liability, obligation and duty owed by Borrower to Bank, whether absolute or contingent, due or to become due, whether now existing or hereafter arising, including all debt, liability, obligation and duty of Borrower to Bank under each of the Loan Documents, as the same may be modified, amended, and/or restated and in legal force and effect at the time, including all amounts payable by Borrower under the Notes, and all extensions, renewals, refinancings, modifications, amendments, replacements, consolidations, conversions or increases to any of the foregoing.

All debt, liability, obligation and duty owed by Borrower to Bank under any and all other loans, advances, overdrafts, indebtedness, liabilities and obligations now or hereafter owed by Borrower to Bank, of every kind and nature, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now due or to become due, whether direct or indirect, or absolute or contingent, whether several, joint or joint and several, whether liquidated or unliquidated, whether legal or equitable, whether disputed or undisputed, whether secured or unsecured, or whether arising under this Agreement or any of the other Loan Documents or any other document or instrument, including advances made by Bank to pay or discharge any other lien, security interest or encumbrance upon the Collateral, and all advances made by Bank to protect the Collateral, and/or Bank’s security interest therein; and all costs, expenses and fees, including Attorneys’ Fees and costs for all Proceedings, incurred by Bank pursuant to this Agreement or any of the other Loan Documents.

All fees, costs and expenses, including Attorneys’ Fees and costs for all Proceedings, incurred by Bank in attempting to collect any amount due under any of the Loan Documents, or in prosecuting any action against Borrower, any Guarantor, or any of them, whether jointly or severally, under any of the Loan Documents, and all interest, fees, costs and expenses owing to Bank after the commencement of bankruptcy proceedings with respect to Borrower, any Guarantor or any other guarantor of all or part of the Secured Obligations (whether or not the same may be collected while such Proceeding is pending).

All liability and obligation of the Guarantors to Bank under this Agreement.

All fees, costs and expenses, including Attorneys’ Fees and costs for all Proceedings, incurred by Bank in attempting to enforce this Guaranty, collect any amount due under this Guaranty, or in prosecuting any action against Borrower, any Guarantor, or any other guarantor of all or part of the Guaranteed Obligations.

“Include,” “includes,” and “including” each denote a partial definition and are not intended and should not be construed to be all inclusive or to exclude or limit the items embraced by the “include,” “includes,” or “including” expression and when used in a definition do not exclude other things otherwise within the meaning of the term defined.

“Lien” has the meaning assigned to that term in the Loan Agreement.

“Loan” has the meaning assigned to that term in the Loan Agreement.

“Loan Agreement” means the Loan Agreement of even date entered into by and between Bank and Borrower.

“Loan Documents” has the meaning assigned to that term in the Loan Agreement.

“Notes” has the meaning assigned to that term in the Loan Agreement.

“Proceeding” has the meaning assigned to that term in the Loan Agreement.

“Property” means all property, whether real, personal, mixed, tangible or intangible, and all interests in property, whether as owner, lessor, lessee, licensee or otherwise.

“Security Agreement” means the Security Agreement of even date entered into by and between Bank and Borrower.

“Secured Obligations” has the meaning assigned to that term in the Security Agreement.

Other Terms. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement but are defined in the Loan Agreement have the meanings assigned to those terms in the Loan Agreement.

2.	GUARANTY

Each Guarantor, jointly and severally, unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations (the “Guaranty”).

3.	CONTINUING GUARANTY

Each Guarantor agrees that this Guaranty is a present and continuing guaranty of payment and not of collection and that each Guarantor’s obligations under this Guaranty is unconditional, irrespective of (i) the waiver or consent by Bank with respect to any provision of any of the Loan Documents, or any amendment, modification or other change with respect to any of the Loan Documents, (ii) any merger or consolidation of Borrower, any Guarantor, or any other guarantor of all or part of the Guaranteed Obligations into or with any Person or any change in the ownership of the equity of Borrower, any Guarantor, or any other guarantor of all or part of the Guaranteed Obligations, (iii) any dissolution of Borrower, any Guarantor, or any other guarantor of all or part of the Guaranteed Obligations, or any insolvency, bankruptcy, liquidation, reorganization or similar Proceedings with respect to Borrower, any Guarantor, or any other guarantor of all or part of the Guaranteed Obligations, (iv) any action or inaction on the part of Bank, including the absence of any attempt to collect the Guaranteed Obligations from Borrower, any Guarantor, or any other guarantor of all or part of the Guaranteed Obligations or other action to enforce the same or the failure by Bank to take any steps to perfect and maintain its Lien on, or to preserve its rights to, any security or collateral for the Guaranteed Obligations, (v) the validity or enforceability of the Guaranteed Obligations or any part thereof or any of the other Loan Documents (vi) Bank’s election, in any Proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended (the Bankruptcy Code) of the application of §1111(b)(2) of the Bankruptcy Code, (vii) any borrowing or grant of a Lien by Borrower, any Guarantor, or any other guarantor of all or part of the Guaranteed Obligations, as debtor-in-possession, under §364 of the Bankruptcy Code, (viii) the disallowance, under §502 of the Bankruptcy Code, of all or any portion of Bank’s claims for repayment of the Guaranteed Obligations, (ix) Bank’s inability to enforce the Guaranteed Obligations of Borrower as a result of the automatic stay provisions of §362 of the Bankruptcy Code, or (x) the discharge or release by Bank of any Guarantor’s obligations and liabilities under this Guaranty.

4.	NO FRAUDULENT TRANSFER

Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any Liens granted by each Guarantor to secure the obligations and liabilities arising pursuant to this Guaranty, not constitute a “Fraudulent Transfer” (as defined below). Each Guarantor agrees that if this Guaranty, or any Liens securing the obligations and liabilities arising pursuant to this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Transfer, this Guaranty and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such Lien to constitute a Fraudulent Transfer, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Transfer” means a fraudulent conveyance or fraudulent transfer under §548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

5.	NO SUBROGATION

No payment made by or for the account or benefit of any Guarantor, including, without limitation, (i) a payment made by Borrower in respect of the Guaranteed Obligations, (ii) a payment made by any other Guarantor pursuant to this Guaranty, (iii) a payment made by any Person under any other guaranty of the Guaranteed Obligations or (iv) a payment made by means of set-off or other application of funds by Bank pursuant to this Guaranty shall entitle any Guarantor, by subrogation or otherwise, to any payment by Borrower or from or out of any property of Borrower, and no Guarantor shall exercise any right or remedy against Borrower or any Property of Borrower including any right of contribution or reimbursement by reason of any performance by any Guarantor under this Guaranty, until the Guaranteed Obligations have been indefeasibly satisfied and discharged in full by payment or performance and the Lien of the Security Agreement has been terminated.

6.	WAIVER

Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of any bankruptcy proceeding (or other insolvency proceeding) of Borrower, protest or notice with respect to the Guaranteed Obligations and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete and irrevocable payment and performance of the obligations and liabilities contained herein. Each Guarantor also waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty.

7.	NOTICES; WAIVER OF NOTICE

All notices, approvals, requests, demands and other communications under this Guaranty shall be given in accordance with the notice provisions of the Loan Agreement. No notice to any Guarantor or any other party shall be required for Bank to make demand under this Guaranty. Such demand shall constitute a mature and liquidated claim against each Guarantor. Upon the occurrence and during the continuance of any Event of Default, Bank may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against Borrower, any other Guarantor, any other Person or any security or collateral for the Guaranteed Obligations. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, or any interest under or on any Loan Documents is due, notices of any and all Proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Bank to secure payment of the Guaranteed Obligations.

8.	APPLICATION OF PAYMENTS

Bank has the exclusive right to determine the application of payments and credits, if any, from any Guarantor, Borrower, any other Person, or any security or collateral for the Guaranteed Obligations, on account of the Guaranteed Obligations or of any other liability of any Guarantor to Bank under this Guaranty.

9.	ACCELERATION, ETC.

Bank is authorized, without notice or demand to any Guarantor and without affecting or impairing the liability of any Guarantor under this Guaranty, to, from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations or otherwise modify, amend or change the provisions of any of the Loan Documents, (ii) accept partial payments on the Guaranteed Obligations, (iii) take and hold collateral for the payment of the Guaranteed Obligations, or for the payment of this Guaranty, or for the payment of any other guaranties of the Guaranteed Obligations or other liabilities of Borrower, and exchange, enforce, waive and release any such collateral, (iv) apply such collateral and direct the order or manner of sale thereof as in their sole discretion they may determine and (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations and any collateral therefor in any manner.

10.	SET-OFF

At any time after maturity of the Guaranteed Obligations, Bank may, in its sole discretion, without notice to any Guarantor and regardless of the acceptance of any collateral for the payment hereof, appropriate, set off, and apply toward payment of the Guaranteed Obligations (i) any indebtedness due or to become due from Bank to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor at any time held by or coming into the possession of Bank or any affiliates thereof, whether for deposit or otherwise.

11.	DISCLOSURE OF INFORMATION

Each Guarantor assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and other guarantors of all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal, and each Guarantor agrees that Bank has no duty to advise any Guarantor of information known to Bank regarding such condition or any such circumstances. Each Guarantor acknowledges familiarity with Borrower’s financial condition and that it has not relied on any statements by Bank in obtaining such information. In the event Bank, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Bank is under no obligation (i) to undertake any investigation with respect thereto, (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Bank wishes to maintain confidential or (iii) to make any other or future disclosures of such information, or any other information, to such Guarantor.

12.	MARSHALLING OF ASSETS; RECEIPT OF CERTAIN PAYMENTS

Each Guarantor consents and agrees that Bank is not under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Bank, or Bank receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including without limitation any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue to be in existence and in full force and effect, irrespective of whether any evidence of indebtedness has been surrendered or cancelled.

13.	TERMINATION OF GUARANTY

Upon payment in full of all Guaranteed Obligations and termination or expiration of the Loan under the Loan Agreement, the guaranties provided for under this Guaranty shall terminate and each Guarantor shall be released from this Guaranty.

14.	REPRESENTATIONS

Each Guarantor represents and warrants to Bank that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) the execution, delivery and performance by such Guarantor of this Guaranty and the other Loan Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its articles or certificate of incorporation, bylaws, and other governing documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation, its articles or certificate of incorporation, bylaws, or other governing documents or any agreement, judgment, injunction, order, decree or other instrument binding upon it. Each Guarantor represents and warrants that this Guaranty, and each of the other Loan Documents to which it is a party, constitutes the legal, valid, and binding agreement or instrument of that Guarantor, enforceable against that Guarantor in accordance with its provisions subject to bankruptcy, insolvency, fraudulent conveyance, or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor rights and remedies generally. In addition to and without limitation of the foregoing, each Guarantor confirms that it has reviewed the representations and warranties of that Guarantor contained in the Loan Documents and agrees that such representations and warranties are deemed to have been made by such Guarantor in this Agreement and are fully incorporated into and made a part of this Guaranty by reference.

15.	NO DELAY

No delay on the part of Bank in the exercise of any right or remedy operates as a waiver thereof, and no single or partial exercise by Bank of any right or remedy precludes any further exercise thereof, nor shall any modification or waiver of any provision of this Guaranty be binding upon Bank, except as expressly set forth in a writing duly signed and delivered on Bank’s behalf by an authorized officer or agent of Bank. Bank’s failure at any time or times hereafter to require strict performance by Borrower or any Guarantor of any of the provisions, warranties, terms and conditions contained in this Guaranty or any of the other Loan Documents does not waive, affect or diminish any right of Bank at any time or times thereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Bank, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Bank, and directed to Borrower or a Guarantor, as applicable, specifying such waiver. No failure or delay by Bank in exercising any right, power or privilege under this Guaranty operates as a waiver thereof nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

16.	BINDING EFFECT

This Guaranty is binding upon each Guarantor and their respective legal representatives, successors, and assigns and inures to the benefit of Bank and its successors and assigns, except that no Guarantor may assign its obligations under this Agreement without the written consent of Bank.

17.	COUNTERPARTS

This Guaranty may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.	SUBMISSION TO JURISDICTION; VENUE

The validity, construction, enforcement and interpretation of this Agreement shall be governed by the substantive laws of the State of Florida, without application of its conflicts of law principles, and the United States of America. Any action, suit or other Proceeding arising out of this Agreement shall be brought in the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, or in the United States District Court for the Middle District of Florida, Tampa Division, and each party irrevocably consents to and submits to the jurisdiction of those courts, and irrevocably waives any objection which such party now or hereafter may have to the institution of any such suit, action or other Proceeding in those courts, and further irrevocably waives any defense or claim that such suit, action or other Proceeding in any such court has been brought in an inconvenient forum or improper venue.

19.	WAIVER OF JURY TRIAL

Bank and each Guarantor knowingly, voluntarily and intentionally waive any rights it may have to a trial by jury, with respect to any Proceeding based on or arising out of this Agreement, the Loan Agreement or any of the Loan Documents, including any course of conduct, course of dealings, verbal or written statements or actions or omissions of any party which in any way relate to the Loan. The parties to this Agreement have specifically discussed and negotiated this waiver and understand the legal consequences of signing this Agreement. This waiver by each Guarantor is a material inducement for Bank’s entering into the Loan Agreement, and Bank’s waiver is a material inducement for the execution and delivery by each of the Guarantors of this Agreement, and the other Loan Documents to which such Guarantor is a party.

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IN WITNESS WHEREOF, the undersigned hereto have caused this Guaranty Agreement to be duly executed and delivered in favor of M&I Marshall & Ilsely Bank as of the day and year first above written.

GUARANTOR: AVIONICS SPECIALTIES, INC.

By:	/S/ Douglas Hillman
Its:
Name:

GUARANTOR: OP TECHNOLOGIES, INC.

By:	/S/ Douglas Hillman
Its:
Name:

[Signature Page to GUARANTY Agreement]